Exhibit 10.28
                                                              -------------
                  AMENDED AND RESTATED MORTGAGE NOTE


$1,800,000.00                                     August 28, 1997


     For value received, TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC., a Delaware corporation with its office for doing business at Fields Lane, PO Box 382, Brewster, New York 10509-0382 (hereinafter referred to as "Obligor"), promises to pay to the order of MSB BANK, a federally chartered savings bank with its principal office at 35 Matthews Street, Goshen, New York 10924 (hereinafter referred to as "Obligee"), or at such place as the holder hereof may from time to time designate in writing, the principal sum of ONE MILLION EIGHT HUNDRED THOUSAND and 00/100 ($1,800,000.00) DOLLARS, in lawful money of the United States of America, with interest thereon to be computed at the rate of 8.125% per annum to be paid as follows:

     (a)  Payment of interest only on September 15, 1997;

     (b) A constant payment of $15,196.25 on the 15th day of October, 1997 and on the fifteenth day of each calendar month thereafter until September 15, 2007, when the entire remaining principal balance, plus accrued interest, shall become fully due and payable.

     Interest on the principal sum of this Note shall be calculated on the basis of the actual number of days elapsed in a three hundred sixty (360) day year. The constant payment required hereunder is based on an amortization schedule of two hundred forty
(240) months. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

     1. This Amended and Restated Mortgage Note (hereinafter the "Note") is evidence of that certain loan made by Obligor to Obligee contemporaneously herewith (the "Loan"). This Note is secured by
(a) a Mortgage Consolidation and Modification Agreement of even date herewith in the amount of this Note executed between Obligor and Obligee covering the fee estate of Obligor in certain premises as more particularly described therein (the "Mortgage"), (b) the other Loan Documents (as hereinafter defined). The term "Loan Documents" as used in this Note relates collectively to this Note, the Mortgage, and any and all other documents securing, evidencing, or guaranteeing all or any portion of the Loan or otherwise executed and/or delivered in connection with this Note and the Loan.

     THIS NOTE IS INTENDED TO AMEND AND RESTATE IN THEIR ENTIRETY ALL OF THE EXISTING NOTES, BONDS AND OTHER EVIDENCES OF THE LOAN (COLLECTIVELY, THE "ORIGINAL NOTES") SECURED BY THE MORTGAGE, HOWEVER, THIS NOTE IS NOT INTENDED TO CREATE ANY NEW INDEBTEDNESS NOR TO CONSTITUTE A NOVATION AS TO MORTGAGOR S OBLIGATIONS UNDER THE ORIGINAL NOTES.

     2.   If any sum payable under this Note is not paid within ten
(10) days of its due date, Obligor shall pay to Obligee an amount equal to five percent (5%) of such unpaid sum in order to defray a portion of the expenses incurred by Obligee in handling and processing such delinquent payment and to compensate Obligee for the loss of the use of such delinquent payment. If the day the grace period expires is not a Business Day (as hereinafter defined), then payment shall be due on the first Business Day thereafter. The term "Business Day" shall mean a day other than (i) a Saturday or Sunday, or (ii) any day on which banking and savings and loan institutions in New York are authorized or obligated by law or executive order to be closed.

     3. The whole of the principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under the Loan Documents (all such sums hereinafter collectively referred to as the "Debt"), or any portion thereof, shall without notice become immediately due and payable at the option of the Obligee if any payment required in this note is not paid within the applicable grace period after it is due or upon the happening of any other Event of Default (as defined in the Mortgage). In the event that it should become necessary to employ counsel to collect or enforce the Debt or to protect or foreclose the security therefor, Obligor also shall pay on demand all costs of collection incurred by Obligee, including attorneys fees and costs reasonably incurred for the services of counsel whether or not suit be brought.

     4. Obligor does hereby agree that upon the occurrence of an Event of Default (including upon the failure of Obligor to pay the Debt in full on the Maturity Date), Obligee shall be entitled to receive and Obligor shall pay interest on the entire unpaid principal sum and any other amounts due at a rate (the "Default Rate") equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) five percent (5%) above the interest rate set forth in this Note. The Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due). This charge shall be added to the Debt and shall be secured by the Mortgage. This paragraph, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Obligee by reason of the occurrence of any Event of Default.

     5. The Obligor may prepay this Note at any time provided that it notifies the Obligee within thirty (30) days of its intent to do so and pays the following prepayment fees:

          (a) Prepayment for years 1 through 3 of the Note (up to 36 months from the execution of the Note) the Obligor shall be required to pay a prepayment fee of three (3%) percent of the principal amount prepaid on the mortgage at the time of prepayment.

          (b) Any prepayment after the third anniversary date of the Mortgage until the maturity date of the Mortgage shall require the Obligor to pay a prepayment fee of one (1%) percent of the principal amount prepaid on the Mortgage at the time of pre-payment.

     6. It is expressly stipulated and agreed to be the intent of the Obligor and Obligee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Obligee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this paragraph shall control every other covenant and agreement in this Note and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or of Obligee s exercise of the option to accelerate the Maturity Date, then it is Obligee s express intent that all excess amounts theretofore collected by Obligee shall be credited on the principal balance of this Note and all other Debt and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Obligee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Obligee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     7. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of the Obligor or Obligee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Obligee" and "Obligor" shall include their respective successors, assigns, heirs, executors and administrators. If Obligor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

     8. Obligor and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent to accelerate the maturity hereof and of acceleration. No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Obligee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Obligor and any other person or party who may become liable under the Loan Documents for the payment of all or any part of the Debt.

     9. Obligor (and the undersigned representative of Obligor, if any) represents that Obligor has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Mortgage and the other Loan Documents and that this Note, the Mortgage and the other Loan Documents constitute valid and binding obligations of Obligor.

     10. All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Mortgage directed to the parties at their respective addresses as provided herein.

     11.  Events of Default:

          (a) Failure of Obligor to make any payment of interest or principal on the day after it becomes due as herein provided.

          (b) Failure of Obligor to comply with or the occurrence of an event of default under the terms, conditions and requirements of this note for the repayment of the indebtedness evidenced hereby and the expiration of any applicable grace period contained therein; or

          (c) The default of any of the terms and conditions of the term loan agreement executed by Obligor to the Holder to be executed contemporaneously herewith and the expiration of any applicable cure periods contained therein.

          (d) Any event of default shall be automatically deemed to be a demand for payment by the Obligee and the entire remaining principal balance plus accrued interest shall become dully due and payable. Failure of the Holder to exercise said right of acceleration on the due date of payment on the indebtedness evidenced by, or indulgence granted by the Holder to the Obligor from time to time shall in no event be considered or otherwise construed as a waiver of such right of acceleration or in any manner prohibit Holder from exercising such right.

          (e) If Obligor shall be in default on any other loan or obligation outstanding with the Obligee, including but not limited to a certain loan in the sum of Three Hundred Thousand and 00/100 ($300,000.00) Dollars executed simultaneously herewith and if the Obligor shall make an assignment for the benefit of creditors or if the Obligor shall generally not be paying its debts when they become due.

          (f) If Obligor shall continue to be in default under any term, covenant or provision of this Note or any of the other Loan
Documents or other loan facilities granted by the Obligor to the Obligee beyond applicable cure periods contained in those documents.

          (g) Time is of the essence in this note and in the event this note is collected by law through an attorney at law or under advice therefrom, Obligor agrees to pay all costs of collection including reasonable attorneys fees.

     12. OBLIGOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY OBLIGOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. OBLIGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY OBLIGOR.

     13. This Note shall be governed by and construed in accordance with the laws of the State of New York in which the Mortgaged Property is located and the applicable laws of the United States of America.

     Obligor has duly executed this Note the day and year first above written.


                                   OBLIGOR:

                                   TOUCHSTONE APPLIED SCIENCE
                                   ASSOCIATES, INC.



                                   BY:  /s/ ANDREW L. SIMON
                                        ---------------------
                                        ANDREW L. SIMON, PRESIDENT